                                                                     Exhibit 2.1


                                                                [EXECUTION COPY]




                          AGREEMENT AND PLAN OF MERGER



                                   dated as of


                                 March 27, 2006


                                     between



                        MERCANTILE BANKSHARES CORPORATION


                                       and


                           JAMES MONROE BANCORP, INC.

                                TABLE OF CONTENTS


                                                                                              PAGE
                                                                                              ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions......................................................................2
Section 1.02.  Other Definitional and Interpretative Provisions.................................8

                                    ARTICLE 2
                       THE MERGER; CERTAIN RELATED MATTERS

Section 2.01.  The Merger; Closing..............................................................9

                                    ARTICLE 3
                     CONVERSION OF THE COMPANY SHARES; CASH ELECTION; EXCHANGE OF CERTIFICATES

Section 3.01.  Conversion of the Company Shares.................................................9
Section 3.02. Elections........................................................................10
Section 3.03. Proration of Election Price......................................................10
Section 3.04. Election Procedures; Exchange Agent..............................................12
Section 3.05.  Exchange Procedures; Surrender and Payment......................................13
Section 3.06.  Dissenters' Shares..............................................................14
Section 3.07.  Stock Options...................................................................15
Section 3.08.  Adjustments.....................................................................15
Section 3.09.  Fractional Shares...............................................................15
Section 3.10.  Withholding Rights..............................................................16
Section 3.11.  Lost Certificates...............................................................16

                                    ARTICLE 4
                            THE SURVIVING CORPORATION

Section 4.01.  Certificate of Incorporation....................................................16
Section 4.02.  Bylaws..........................................................................16
Section 4.03.  Directors and Officers..........................................................16

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.01.  Corporate Existence and Power...................................................17
Section 5.02.  Corporate Authorization.........................................................17
Section 5.03.  Governmental Authorization......................................................18
Section 5.04.  Non-contravention...............................................................19
Section 5.05.  Capitalization..................................................................19
Section 5.06.  Subsidiaries....................................................................20
Section 5.07.  Regulatory Filings and the Sarbanes-Oxley Act...................................21



Section 5.08.  Financial Statements............................................................23
Section 5.09.  Disclosure Documents............................................................23
Section 5.10.  Absence of Certain Changes......................................................23
Section 5.11.  No Undisclosed Material Liabilities.............................................25
Section 5.12.  Compliance with Laws and Court Orders...........................................25
Section 5.13.  Litigation......................................................................26
Section 5.14.  Material Contracts..............................................................26
Section 5.15.  Finders' Fees...................................................................27
Section 5.16.  Opinion of Financial Advisor....................................................27
Section 5.17.  Taxes...........................................................................27
Section 5.18.  Employees and Employee Benefit Plans............................................29
Section 5.19.  Environmental Matters...........................................................33
Section 5.20.  Tax Treatment...................................................................34
Section 5.21.  Derivative Instruments..........................................................34
Section 5.22.  Insurance.......................................................................34
Section 5.23.  Capital; Management; CRA Rating.................................................34
Section 5.24.  Properties......................................................................34
Section 5.25.  Private Equity Portfolio........................................................35
Section 5.26.  Affiliate Transactions..........................................................35
Section 5.27.  Antitakeover Statutes; Rights Plans; Appraisal Rights...........................35
Section 5.28.  Regulatory Matters..............................................................35
Section 5.29.  Certain Loan Matters............................................................36
Section 5.30.  Intellectual Property...........................................................37

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

Section 6.01.  Corporate Existence and Power...................................................38
Section 6.02.  Corporate Authorization.........................................................38
Section 6.03.  Governmental Authorization......................................................39
Section 6.04.  Non-contravention...............................................................40
Section 6.05.  Capitalization..................................................................40
Section 6.06.  Subsidiaries....................................................................41
Section 6.07.  SEC Filings and the Sarbanes-Oxley Act..........................................42
Section 6.08.  Financial Statements............................................................44
Section 6.09.  Disclosure Documents............................................................44
Section 6.10.  Absence of Certain Changes......................................................44
Section 6.11.  No Undisclosed Material Liabilities.............................................45
Section 6.12.  Compliance with Laws and Court Orders...........................................45
Section 6.13.  Litigation......................................................................45
Section 6.14.  Finders' Fees...................................................................46
Section 6.15.  Tax Treatment...................................................................46
Section 6.16.  Regulatory Matters..............................................................46
Section 6.17.  Financing.......................................................................46



                                    ARTICLE 7
                            COVENANTS OF THE COMPANY

Section 7.01.  Conduct of the Company..........................................................47
Section 7.02.  Shareholder Meeting; Proxy Material.............................................48
Section 7.03.  No Solicitation; Other Offers...................................................49
Section 7.04.  Tax Matters.....................................................................50

                                    ARTICLE 8
                               COVENANTS OF PARENT

Section 8.01.  Conduct of Parent...............................................................51
Section 8.02.  Director and Officer Liability..................................................51
Section 8.03.  Registration Statement..........................................................52
Section 8.04.  Stock Exchange Listing..........................................................52
Section 8.05.  Appointment of Directors........................................................52
Section 8.06.  Trust Preferred Securities......................................................53

                                    ARTICLE 9
                       COVENANTS OF PARENT AND THE COMPANY

Section 9.01.  Best Efforts....................................................................53
Section 9.02.  Certain Filings.................................................................54
Section 9.03.  Public Announcements............................................................54
Section 9.04.  Further Assurances..............................................................55
Section 9.05.  Access to Information...........................................................55
Section 9.06.  Notices of Certain Events.......................................................55
Section 9.07.  Confidentiality.................................................................56
Section 9.08.  Tax-free Reorganization.........................................................56
Section 9.09.  Affiliates......................................................................56
Section 9.10.  Employees.......................................................................57
Section 9.11.  Bank Merger Agreement...........................................................58
Section 9.12.  Company Options.................................................................58
Section 9.13.  Prohibited Purchases or Sales...................................................58

                                   ARTICLE 10
                            CONDITIONS TO THE MERGER

Section 10.01.  Conditions to Obligations of Each Party........................................59
Section 10.02.  Conditions to the Obligations of Parent........................................59
Section 10.03.  Conditions to the Obligations of the Company...................................61

                                   ARTICLE 11
                                   TERMINATION

Section 11.01.  Termination....................................................................62
Section 11.02.  Effect of Termination..........................................................66



                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01.  Notices........................................................................66
Section 12.02.  Survival of Representations and Warranties.....................................67
Section 12.03.  Amendments and Waivers.........................................................67
Section 12.04.  Expenses.......................................................................67
Section 12.05.  Binding Effect; Benefit; Assignment............................................68
Section 12.06.  Schedules and Exhibits.........................................................69
Section 12.07.  Governing Law..................................................................69
Section 12.08.  Jurisdiction...................................................................69
Section 12.09.  WAIVER OF JURY TRIAL...........................................................69
Section 12.10.  Counterparts; Effectiveness....................................................69
Section 12.11.  Entire Agreement...............................................................70
Section 12.12.  Severability...................................................................70
Section 12.13.  Specific Performance...........................................................70


SCHEDULES:
Company Disclosure Schedule
Parent Disclosure Schedule

EXHIBITS:
Exhibit A - Form of Plan of Merger
Exhibit B - Form of Voting Agreement
Exhibit C - Form of Company Rule 145 Affiliate Letter
Exhibit D - Form of Tax Representation Letter from the Parent
Exhibit E - Form of Tax Representation Letter from the Company

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of March 27, 2006 between Mercantile Bankshares Corporation, a Maryland corporation ("PARENT") and James Monroe Bancorp, Inc., a Virginia corporation (the "COMPANY").

         WHEREAS, the respective Boards of Directors of the Company and Parent deem it advisable and in the best interests of their respective shareholders, stockholders and corporations to consummate the business combination transaction provided for herein in which the Company will merge with and into Parent (the "MERGER"), with Parent as the surviving corporation in the Merger, on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company and Parent have approved the Merger and this Agreement, including the Plan of Merger in the form attached as Exhibit A hereto (the "PLAN OF MERGER");

         WHEREAS, concurrently with the execution and delivery of this Agreement, Mercantile-Safe Deposit and Trust Company, a Maryland chartered commercial bank and a wholly-owned subsidiary of Parent ("PARENT BANK") and James Monroe Bank, a Virginia chartered commercial bank and a wholly-owned subsidiary of the Company ("COMPANY BANK"), have entered into an Agreement and Plan of Merger (the "BANK MERGER AGREEMENT"), pursuant to which Company Bank shall merge with and into Parent Bank (the "BANK MERGER") with the Parent Bank as the surviving bank in the Bank Merger, and the Bank Merger shall be consummated concurrently with the consummation of the Merger;

         WHEREAS, concurrently with the execution of this Agreement, as a condition of the willingness of the Company and Parent to enter into this Agreement, certain shareholders of the Company have entered into Voting Agreements (the "VOTING AGREEMENTS") substantially in the form attached hereto as Exhibit B providing for, among other things, the agreement of such shareholders to vote Company Shares in favor of the Plan of Merger and the approval and adoption of this Agreement; and

         WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "ACQUISITION PROPOSAL" means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or over 20% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company,
(B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (D) any other transaction to which the Company or the Company Bank is a party, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or the Bank Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "BANK MERGER ACT" means Section 18(c) of the Federal Deposit Insurance Act, codified at 12 U.S.C. 1828(c).

         "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in Baltimore, Maryland are authorized or required by law to close.

         "COMPANY BALANCE SHEET" means the consolidated Statements of Financial Condition of the Company as of December 31, 2005 and the footnotes thereto.

         "COMPANY BALANCE SHEET DATE" means December 31, 2005.

         "COMPANY SHARES" means the shares of common stock, par value $1.00 per share, of the Company.

         "COMPANY OPTION" means each option granted by the Company to purchase Company Shares pursuant to the Company Option Plans.

         "COMPANY OPTION PLANS" means the Company's 1998 Management Incentive Stock Option Plan, the 1999 Director's Stock Option Plan and the 2003 Equity Compensation Plan.

         "COMPANY SUBSIDIARY TRUSTS" means James Monroe Statutory Trust I, James Monroe Statutory Trust II and James Monroe Statutory Trust III.

         "COMPANY 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 2005.

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated as of February 2, 2006 between Parent and Scott & Stringfellow, Inc.

         "EMPLOYMENT AGREEMENTS" means the Employment or Consulting Agreements entered into as of the date hereof between Parent and each of (i) John R. Maxwell, (ii) Richard I. Linhart, (iii) Paul W. Bice, (iv) Sonia N. Johnston and
(v) William J. Ridenour.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, regarding human health and safety, the environment or pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any Subsidiary as currently conducted.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "FDIA" means the Federal Deposit Insurance Act.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "INSIDER" has the meaning set forth in 12 C.F.R. ss.215.1(h).

         "KNOWLEDGE" of any Person that is not an individual means the knowledge of such Person's officers after reasonable inquiry.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "MARYLAND LAW" means the Maryland Code.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under or to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) changes in tax, banking and similar laws or interpretations thereof by courts or governmental authorities, but only to the extent the effect on such Person and its Subsidiaries, taken as a whole, is not materially worse than the effect on similarly situated banks and their holding companies, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, but only to the extent the effect on such Person and its Subsidiaries, taken as a whole, is not materially worse than the effect on similarly situated banks and their holding companies, (c) changes in economic conditions affecting financial institutions generally, including changes in market interest rates or the projected future interest rate environment, but only to the extent the effect on such Person and its Subsidiaries, taken as a whole, is not materially worse than the effect on similarly situated banks and their holding companies, (d) actions and omissions of Parent or the Company taken with the prior written consent of the other party hereto in contemplation of the transactions contemplated hereby, (e) direct effects of compliance with this Agreement on operating performance of any Person, including expenses incurred in connection with the transactions contemplated hereby, (f) the effect of any change, or prospective change, in loan valuation, accrual or reserve policy which is undertaken by the Company or the Company Bank with the consent of Parent prior to the Effective Time to conform to those of Parent or Parent Bank, or the impact of changes in the fair market valuation policies of the Company's and the Company Bank's loans as of the Effective Time made with the consent of Parent, where the facts on which such adjusted valuation are based relate to events occurring prior to the date hereof, or (g) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, but only to the extent the effect on such Person and its Subsidiaries, taken as a whole, is not materially worse than the effect on similarly situated banks and their holding companies.

         "1933 ACT" means the Securities Act of 1933.

         "1934 ACT" means the Securities Exchange Act of 1934.

         "OFFICER" of any Person means any executive officer of such Person within the meaning of Rule 3b-7 of the 1934 Act.

         "PARENT BALANCE SHEET" means the consolidated balance sheet of Parent as of December 31, 2005 and the footnotes therein.

         "PARENT BALANCE SHEET DATE" means December 31, 2005.

         "PARENT BANKING SUBSIDIARIES" means Parent Bank and Farmers & Mechanics Bank, a Maryland bank.

         "PARENT PREFERRED STOCK" means the preferred stock without par value, of Parent.

         "PARENT 10-K" means Parent's annual report on Form 10-K for the fiscal year ended December 31, 2005.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "REGULATION O AFFILIATE" means an "Affiliate" as defined in 12 C.F.R. ss. 215.2(a).

         "SARBANES-OXLEY ACT" means the Sarbanes-Oxley Act of 2002.

         "SEC" means the Securities and Exchange Commission.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

         "THIRD PARTY" means any Person as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

         "TRANSACTION DOCUMENTS" means this Agreement, the Bank Merger Agreement, the Employment Agreements, the Plan of Merger and the Voting Agreements.

         "VIRGINIA LAW" means the Code of Virginia.

         "VSCA" means the Virginia Stock Corporation Act, as amended from time to time.
         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

         TERM                                                   SECTION
         ----                                                   -------
         Agreement..............................................   Preamble
         Average Closing Price..................................   11.01(d)
         Bank Directors.........................................    8.05
         Bank Merger............................................   Preamble
         Bank Merger Agreement..................................   Preamble
         BHC Act................................................    5.03
         Board..................................................    5.03
         Cash Electing Company Share............................    3.01(b)
         Cash Election..........................................    3.02
         Cash Election Price....................................    3.01(b)
         Cash Proration Factor..................................    3.03(b)
         CBA....................................................    5.18(b)
         Certificates...........................................    3.04(a)
         Closing................................................    2.01(c)
         Closing Date...........................................    2.01(c)
         Code...................................................   Preamble
         Company................................................   Preamble
         Company Bank...........................................   Preamble
         Company Disclosure Schedule............................   Article 5
         Company Employees......................................    9.10(a)
         Company Intellectual Property Rights...................    5.30(c)
         Company Proxy Statement................................    5.09(a)
         Company KSOP...........................................    5.05(b)
         Company RAP Statements.................................    5.07(h)
         Company Required Filings and Approvals.................    5.03
         Company Securities.....................................    5.05(b)
         Company Shareholder Meeting............................    7.02
         Company Subsidiary Securities..........................    5.06(b)
         CRA....................................................    5.23
         Decision Period........................................   11.01(d)
         Determination Date.....................................   11.01(d)
         Dissenters' Shares.....................................    3.06
         Effective Time.........................................    2.01(a)

         TERM                                                   SECTION
         ----                                                   -------
         Election Date..........................................    3.02
         Election Deadline......................................    3.04(c)
         Election Form..........................................    3.04(a)
         Employee Benefit Plans.................................    5.18(a)(i)
         End Date...............................................   11.01(b)
         Exchange Agent.........................................    3.04(b)
         Exchange Fund..........................................    3.04(b)
         Exchange Ratio.........................................    3.01(b)
         GAAP...................................................    5.08
         Governmental Entity....................................    5.03
         Imputed Exchange Ratio.................................   11.01(d)
         Indemnified Person.....................................    8.02(a)
         Index Price............................................   11.01(d)
         Index Ratio............................................   11.01(d)
         Labor Organization.....................................    5.18(b)
         Material Contracts.....................................    5.14
         Maximum Cash Election Number...........................    3.03(a)
         Merger.................................................   Preamble
         Merger Consideration...................................    3.01(b)
         Minimum Cash Election Number...........................    3.03(a)
         MSDAT..................................................    2.01(a)
         NASDAQ/NMS.............................................   11.01(d)
         Non-Electing Company Shares............................    3.03(d)
         OCC....................................................    5.07(a)
         Parent.................................................   Preamble
         Parent Bank............................................   Preamble
         Parent Disclosure Schedule.............................   Article 5
         Parent RAP Statements..................................    6.07(h)
         Parent Ratio...........................................   11.01(d)
         Parent Required Filings and Approvals..................    6.03
         Parent Rights Agreement................................    6.05(a)
         Parent SEC Documents...................................    6.07(a)
         Parent Stock...........................................    3.01(b)
         Payment Event..........................................   12.04(b)
         Plan of Merger.........................................   Recitals
         Qualified Plans........................................    5.18(a)(iii)
         Registration Statement.................................    6.09(b)
         Required Filings and Approvals.........................    6.03
         Retention Plan.........................................    9.10(d)
         Starting Price.........................................   11.01(d)
         Stock Election Price...................................    3.01(b)
         Stock Proration Factor.................................    3.03(d)
         Superior Proposal......................................    7.03(c)
         Surviving Corporation..................................    2.01(a)
         Tax....................................................    5.17(h)

         TERM                                                   SECTION
         ----                                                   -------
         Taxing Authority.......................................    5.17(h)
         Tax Return.............................................    5.17(h)
         Tax Sharing Agreement..................................    5.17(h)
         Third-Party Intellectual Property Rights                   5.30(b)
         368 Reorganization.....................................    5.20
         Top-Up Amount..........................................   11.01(d)
         Trust Preferred Assumption.............................     8.06
         Uncertificated Shares..................................    3.04(b)
         Voting Agreement.......................................   Preamble
         Watch List.............................................    5.29(b)

         Section 1.02. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any and all related rules, regulations, ordinances, directives, treaties and judicial or administrative decisions, judgments, decrees or injunctions of any U.S. or non-U.S. federal, state, local or foreign governmental authority.

                                   ARTICLE 2
                       THE MERGER; CERTAIN RELATED MATTERS

         Section 2.01. The Merger; Closing. (a) As soon as practicable, and in any event not more than five Business Days, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Parent shall file articles of merger with the State Corporation Commission of Virginia and the Maryland State Department of Assessments and Taxation (the "MSDAT") and make all other filings or recordings required by Virginia Law or Maryland Law in connection with the Merger. The Merger shall become effective (the "EFFECTIVE TIME") at the later of the time the Certificate of Merger is issued by the Virginia State Corporation Commission and the time a Certificate of Merger is issued by the MSDAT (or at such later time as may be specified in the Certificates of Merger) in accordance with the VSCA and Maryland Law. Upon and following the Merger, the separate existence of the Company shall cease, and Parent shall be the Surviving Corporation (the "SURVIVING CORPORATION") in the Merger and shall continue its corporate existence under the laws of the State of Maryland. The name of the Surviving Corporation shall continue to be "Mercantile Bankshares Corporation".

         (b) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Parent, all as provided under Virginia Law and Maryland Law.

         (c) The closing of the Merger (the "CLOSING") shall take place at such time and place as Parent and the Company shall agree, on the date when the Effective Time is to occur (the "CLOSING DATE").

                                   ARTICLE 3.
    CONVERSION OF THE COMPANY SHARES; CASH ELECTION; EXCHANGE OF CERTIFICATES

         Section 3.01. Conversion of the Company Shares. At the Effective Time by virtue of the Merger and without any action on the part of any holder of shares of capital stock of the Company or Parent:

         (a) each issued Company Share owned by the Company (other than shares held for the account of clients, customers or other Persons) or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time (other than shares held for the account of clients, customers or other Persons) shall be canceled, and no payment shall be made with respect thereto;

         (b) each Company Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 3.01(a) or Section 3.06 or as adjusted pursuant to Section 11.01(d)(iii), be converted into the following (collectively, the "MERGER CONSIDERATION"):

                  (i) for each such Company Share with respect to which an election to receive cash has been effectively made and not revoked or deemed converted into the right to receive the Stock Election Price pursuant to Section 3.03(b), or is deemed made pursuant to Section 3.03(d), as the case may be (each, a "CASH ELECTING COMPANY SHARE"), the right to receive an amount equal to $23.50 in cash without interest (the "CASH ELECTION PRICE"); and

                  (ii) for each other such Company Share, the right to receive
         0.6033 share(s) (the "EXCHANGE RATIO") of common stock, par value $2.00 per share ("PARENT STOCK"), of the Parent (the "STOCK ELECTION PRICE") as may be adjusted pursuant to Section 11.01(d)(iii).

         Section 3.02. Elections. Each person (other than the Company) who, at the close of business on the date of the Company Shareholder Meeting or on such other date as the Parent and the Company publicly announce as the Election Date (such date, the "ELECTION DATE"), is a record holder of Company Shares will be entitled, with respect to any or all of such Company Shares, to make an election (a "CASH ELECTION") on or prior to such date to receive the Cash Election Price on the basis hereinafter set forth. No such person shall be entitled to make a Cash Election with respect to Dissenters' Shares. Dissenters' Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under Virginia Law shall thereupon be deemed to have made a Cash Election with respect to such Dissenters' Shares.

         Section 3.03. (a) Proration of Election Price. Subject to adjustment pursuant to Section 11.01(d)(iii), the number of Company Shares to be converted into the right to receive the Cash Election Price at the Effective Time shall not be less than the number of Company Shares which is equal to (i) 34% of the Company Shares outstanding at the Effective Time (excluding any Company Shares to be canceled pursuant to Section 3.01(a)) minus (ii) the number of Dissenters' Shares at the Effective Time (such difference, the "MINIMUM CASH ELECTION NUMBER") and shall not exceed the number of Company Shares which is equal to (i) 50% of the Company Shares outstanding at the Effective Time (excluding any Company Shares to be canceled pursuant to Section 3.01(a)) minus (ii) the number of Dissenters' Shares at the Effective Time (such difference, the "MAXIMUM CASH ELECTION NUMBER").

         (b) If the number of Cash Electing Company Shares exceeds the Maximum Cash Election Number, then such Cash Electing Company Shares shall be treated in the following manner:

                  (i) A cash proration factor (the "CASH PRORATION FACTOR") shall be determined by dividing (x) the Maximum Cash Election Number by
         (y) the total number of Cash Electing Company Shares.

                  (ii) A number of Cash Electing Company Shares covered by each shareholder's Cash Election equal to the product of (x) the Cash Proration Factor and (y) the total number of Cash Electing Company Shares covered by such Cash Election shall be converted into the right to receive the Cash Election Price.

                  (iii) Each Cash Electing Company Share, other than those Company Shares converted into the right to receive the Cash Election Price in accordance with Section 3.03(b)(ii), shall be converted into the right to receive the Stock Election Price as if such Company Shares were not Cash Electing Company Shares.

         (c) If the number of Cash Electing Company Shares is greater than or equal to the Minimum Cash Election Number and less than or equal to the Maximum Cash Election Number, then each Cash Electing Company Share shall be converted into the right to receive the Cash Election Price and each other Company Share (other than Company Shares to be canceled pursuant to Section 3.01(a) and other than Dissenters' Shares) shall be converted into the right to receive the Stock Election Price.

         (d) If the number of Cash Electing Company Shares is less than the Minimum Cash Election Number, then:

                  (i) Each Cash Electing Company Share shall be converted into the right to receive the Cash Election Price.

                  (ii) The Company Shares as to which a Cash Election is not in effect, excluding Company Shares to be cancelled pursuant to Section 3.01(a), (the "NON-ELECTING COMPANY SHARES") shall be treated in the following manner:

                           (A) A stock proration factor (the "STOCK PRORATION
                  FACTOR") shall be determined by dividing (x) the difference between the Minimum Cash Election Number and the number of Cash Electing Company Shares, by (y) the total number of Non-Electing Company Shares.

                           (B) A number of Non-Electing Company Shares of each
                  shareholder equal to the product of (x) the Stock Proration Factor and (y) the total number of Non-Electing Company Shares of such shareholder shall be converted into the right to receive the Cash Election Price (and a Cash Election shall be deemed to have been made with respect to such Company Shares).

                           (C) Each Non-Electing Company Share of each
                  shareholder as to which a Cash Election is not deemed made pursuant to Section 3.03(d)(ii)(B) shall be converted into the right to receive the Stock Election Price.

         (e) Notwithstanding anything in this Agreement to the contrary, Parent shall not be required to issue in excess of 2,500,000 shares of Parent Stock pursuant to this Article 3. If Parent would be required to issue in excess of 2,500,000 shares of Parent Stock after application of the applicable proration provisions of Section 3.03, the Minimum Cash Election Number shall be increased to the extent necessary to provide that the number of shares of Parent Stock issued after application of the applicable proration provisions of Section 3.03 does not exceed 2,500,000 shares of Parent Stock.

         Section 3.04. Election Procedures; Exchange Agent. (a) Prior to the date of the Company Shareholder Meeting (as defined in Section 7.02), Parent and the Company shall prepare a form (an "ELECTION FORM") pursuant to which a holder of record of Company Shares may make a Cash Election with respect to each Company Share owned by such holder. The Company shall cause an Election Form and a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in exchanging certificates representing Company Shares (the "CERTIFICATES") for the Merger Consideration to be included with the Company Proxy Statement (as defined in Section 5.09(a)) and mailed to each holder of record of Company Shares as of the record date for such meeting.

         (b) Prior to the date of the Company Shareholder Meeting, Parent shall appoint an agent independent of and unaffiliated with Parent or the Company (the "EXCHANGE AGENT") for the purpose of (i) receiving Election Forms and determining, in accordance with this Article 3, the form of Merger Consideration to be received by each holder of Company Shares, and (ii) exchanging for the Merger Consideration (A) Certificates or (B) uncertificated Company Shares (the "UNCERTIFICATED SHARES"). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of the Certificates and the Uncertificated Shares, for exchange in accordance with this Article 3, (i) subject to Section 3.05(a), certificates representing the shares of Parent Stock that constitute the stock portion of the Merger Consideration and (ii) an amount of cash necessary to satisfy the cash portion of the Merger Consideration (the "EXCHANGE FUND"). At the Effective Time or promptly thereafter, Parent shall send, or shall cause the Exchange Agent to send, to each holder of record of Company Shares which have not previously been delivered to the Exchange Agent pursuant to Section 3.05(a) at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

         (c) A Cash Election shall be effective only if the Exchange Agent shall have received no later than 5:00 p.m. Baltimore, Maryland time on the date of the Company Shareholder Meeting (the "ELECTION DEADLINE") (i) an Election Form covering the Company Shares to which such Cash Election applies, executed and completed in accordance with the instructions set forth in such Election Form and (ii) Certificates, in such form and with such endorsements, stock powers and signature guarantees as may be required by such Election Form or the letter of transmittal. Any Company Share with respect to which the Exchange Agent has not received an effective Cash Election meeting the requirements of this Section 3.04(c) by the Election Deadline shall be deemed to be a Non-Electing Company Share. A Cash Election may be revoked or changed only by delivering to the Exchange Agent, prior to the Election Deadline, a written notice of revocation or, in the case of a change, a properly completed revised Election Form that identifies the Company Shares to which such revised Election Form applies. Delivery to the Exchange Agent prior to the Election Deadline of a revised Election Form with respect to any Company Shares shall result in the revocation of all prior Election Forms with respect to all such Company Shares. Any termination of this Agreement in accordance with Article 11 shall result in the revocation of all Election Forms delivered to the Exchange Agent on or prior to the date of such termination.

         (d) The Company and Parent shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity and effectiveness of Election Forms and letters of transmittal.

         Section 3.05. Exchange Procedures; Surrender and Payment. (a) Each holder of Company Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Shares represented by a Certificate or Uncertificated Share. The shares of Parent Stock constituting part of such Merger Consideration, at Parent's option, shall be in uncertificated book-entry form, unless a physical certificate is requested by a holder of Company Shares or is otherwise required under applicable law. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

         (b) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) After the Effective Time, there shall be no further registration of transfers of Company Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

         (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.04(b) that remains unclaimed by the holders of Company Shares six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged Company Shares for the Merger Consideration in accordance with this Section 3.05 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) No dividends or other distributions with respect to securities of Parent constituting part of the Merger Consideration, and no cash payment in lieu of fractional shares as provided in Section 3.09, shall be paid to the holder of any Certificates not surrendered or of any Uncertificated Shares not transferred until such Certificates or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in this Section. Following such surrender or transfer, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, (i) at the time of such surrender or transfer, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 3.09 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender or transfer and with a payment date subsequent to surrender or transfer payable with respect to such securities.

         Section 3.06. Dissenters' Shares. Notwithstanding any other provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly demanded appraisal for such shares in accordance with Virginia Law (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration, and such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions Virginia Law; provided that all Dissenters' Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under Virginia Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Cash Election Price upon surrender in the manner provided in Section 3.05 of the Certificates that, immediately prior to the Effective Time, evidenced such shares, subject to proration in accordance with the provisions of Section 3.03 hereof.

         Section 3.07. Stock Options. At the Effective Time, each Company Option issued and outstanding at the Effective Time under the Company Option Plans, shall be converted into and become options to purchase Parent Stock. Parent shall assume each Company Option in accordance with the terms and conditions of the Company Option Plan pursuant to which it was issued, the agreements evidencing grants thereunder and any other agreements between the Company and an optionee regarding Company Options; provided, however, that any agreement providing for a tax payment to an optionee upon exercise shall be amended prior to the Effective Date to remove such tax payment provision if each option subject to such agreement shall not have been exercised prior to the Effective Date; and, provided, further however, that from and after the Effective Time, each such Company Option shall be exercisable solely for Parent Stock; the number of shares of Parent Stock which may be acquired pursuant to such Company Option shall be the number of Company Shares subject to such Company Option multiplied by the Exchange Ratio, rounded down to the nearest whole share; and the exercise price per Company Share shall be equal to the exercise price per Company Share divided by the Exchange Ratio, rounded down to the nearest cent. It is intended that the foregoing assumption and adjustment shall be effected in a manner consistent with the requirements of Section 424 of the Code, as to each Company Option which is an incentive stock option.

         Section 3.08. Adjustments. If, during the period between the date of this Agreement and the Effective Time, (i) any change in the outstanding shares of capital stock of the Company or Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, in each case whether by merger or otherwise or (ii) any stock dividend thereon with a record date during such period shall occur, the Merger Consideration, the maximum number of shares of Parent Stock issuable hereunder, and any other amounts payable pursuant to this Agreement and, if applicable, the Cash Election Price, Exchange Ratio and their determination shall be appropriately adjusted.

         Section 3.09. Fractional Shares. No fractional shares of Parent Stock shall be issued in the Merger. All fractional shares of Parent Stock that a holder of Company Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the closing sale price of a share of Parent Stock on the NASDAQ National Market, as reported in the New York City edition of The Wall Street Journal, on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Stock to which such holder would otherwise have been entitled.

         Section 3.10. Withholding Rights. Each of the Exchange Agent, Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Section 3.10 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Exchange Agent, Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which the Exchange Agent, Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

         Section 3.11. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Company Share represented by such Certificate, as contemplated by this Section 3.11.

                                   ARTICLE 4
                           THE SURVIVING CORPORATION

         Section 4.01. Certificate of Incorporation. The articles of incorporation of Parent in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         Section 4.02. Bylaws. The bylaws of Parent in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         Section 4.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Parent at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Parent at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule delivered by the Company to Parent on or prior to the date hereof (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent that:

         Section 5.01. Corporate Existence and Power. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the BHC Act. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect.

         Section 5.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of two-thirds of the outstanding Company Shares is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

         (b) The execution, delivery and performance of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of the Company Bank. The Board of Directors of the Company Bank has declared the transactions contemplated by the Bank Merger Agreement to be fair to and in the best interests of the Company Bank's sole shareholder and has directed that the Bank Merger Agreement and the transactions contemplated thereby be submitted to the Company as the Company Bank's sole shareholder for approval and, except for the approval of the Bank Merger Agreement by the Company as the Company Bank's sole shareholder, no other corporate proceedings on the part of the Company Bank are necessary to approve the Bank Merger Agreement and to consummate the transactions contemplated thereby. The Bank Merger Agreement constitutes a valid and binding obligation of the Company Bank.

         (c) At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's shareholders, (ii) unanimously approved and adopted this Agreement, the Plan of Merger and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 7.03(b)) to recommend approval of the Plan of Merger by its shareholders.

         Section 5.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement, by the Company Bank of the Bank Merger Agreement, the consummation by the Company of the transactions contemplated hereby and the consummation by the Company Bank of the transactions contemplated by the Bank Merger Agreement, require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, including the Board of Governors of the Federal Reserve System (the "BOARD"), the FDIC and the banking authorities of the State of Maryland and the Commonwealth of Virginia (each, a "GOVERNMENTAL ENTITY") or with any third party other than (i) (A) the filing of articles of merger with respect to the Merger with the State Corporation Commission of Virginia and MSDAT, (B) the issuance by the State Corporation Commission of Virginia of a Certificate of Merger, (C) the filing of an application to acquire the Company with, and the approval of such application by, the State Corporation Commission of Virginia, (D) the filing with and approval of the Bank Merger Agreement, and the issuance of a Certificate of Merger, by the Commissioner of Financial Regulation of Maryland and the filing of the Bank Merger Agreement and such Certificate of Merger with the MSDAT, (E) the filing with the State Corporation Commission of Virginia of a copy of the filing with the FDIC under the Bank Merger Act with respect to the Bank Merger, and the approval of the Bank Merger by the State Corporation Commission of Virginia, (F) application to, and the approval of, the Commissioner of Financial Regulation of Maryland for the affiliation of the Subsidiary(ies) of the Company (other than Company Bank) and the Subsidiary(ies) of Company Bank with the Subsidiaries of Parent that are Maryland state banks, and (G) the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, (iv) the notices required by, the filing with and approval of the Board under Section 3 of the U.S. Bank Holding Company Act of 1956, as amended (the "BHC ACT"), with respect to the Merger, (v) the notices required by, the filing with and approval of the FDIC under the Bank Merger Act, with respect to the Bank Merger, and (vi) any other filings and approvals required by the banking authorities of the State of Maryland or the Commonwealth of Virginia or any other state or the District of Columbia with respect to the Merger or the Bank Merger (the filings and approvals set forth in clauses (i) through (vi), the "COMPANY REQUIRED FILINGS AND APPROVALS"), and any other actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 5.04. Non-contravention. (a) Except as set forth in Section 5.04(a) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and the execution, delivery and performance by the Company Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws or other governing documents of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in
Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) As of the date hereof, the Company knows of no reason why the opinion of Company tax counsel referred to in Section 10.03(b) should not be obtained on a timely basis.

         Section 5.05. Capitalization. (a) The authorized capital stock of the Company consists of 10,000,000 authorized shares of common stock, par value $1.00 per share. As of March 23, 2006, there were outstanding 5,871,628 Company Shares and employee stock options to purchase an aggregate of 434,429 Company Shares (of which options to purchase an aggregate of 434,325 Company Shares were exercisable). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Option Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of the Company or Affiliate owns any shares of capital stock of the Company.

         (b) Except as set forth in this Section 5.05 and for changes since March 23, 2006 resulting from the exercise of employee stock options outstanding on such date or sales by the Company of Company Shares pursuant to the Company's 401KSOP Plan (the "COMPANY KSOP"), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii), and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

         Section 5.06. Subsidiaries. (a)(i) Company Bank is duly incorporated as a Virginia chartered commercial bank, is validly existing and in good standing under the laws of the Commonwealth of Virginia, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and (ii) each other Subsidiary of the Company is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except, in each of clauses (i) and (ii), for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Company Bank is an "insured bank" as defined in Section 3(h) of the FDIA that is a member of the Federal Reserve System. Each Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in Section 5.06(a) of the Company Disclosure Schedule.

         (b) Except as set forth in Section 5.06(b) of the Company Disclosure Schedule, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

         (c) Other than Company Bank, the Company does not own or control any shares of any class of capital stock of any "depository institution" as defined in Section 3 of the FDIA.

         Section 5.07. Regulatory Filings and the Sarbanes-Oxley Act. (a) The Company has made available to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 2003, 2004 and 2005, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since December 31, 2004 and
(iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2004 (the documents referred to in this Section 5.07(a), collectively, the "COMPANY REGULATORY DOCUMENTS").

         (b) As of its filing date, each Company Regulatory Document complied, and each such Company Regulatory Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and all other statutes, rules and regulations adopted, enforced or promulgated by the SEC or applicable regulatory body, as the case may be.

         (c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company Regulatory Document filed pursuant to the 1934 Act did not, and each such Company Regulatory Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each Company Regulatory Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic reports required under the 1934 Act.

         (f) The Company is not deemed an accelerated filer as defined in Rule 12b-2 of the 1934 Act.

         (g) Except as set forth in Section 5.07(g) of the Company Disclosure Schedule, there are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any Officer or director or Insider of the Company or Insider of any Regulation O Affiliate. The Company has not since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. All outstanding extensions of credit, if any, were at the time they were made and continue to be permitted and in compliance with the provisions of Regulation O, 12 C.F.R. Part 215.

         (h) Since January 1, 2001, the Company and the Company Bank have timely filed all required annual and quarterly statements and other documents (including exhibits and all other information incorporated therein) required to be filed with EDS, the banking agencies' electronic collection agent (collectively, the "COMPANY RAP STATEMENTS"). The Company RAP Statements, including the method for determining the Company's and the Company Bank's provision for loan and lease losses, are and have been prepared in conformity with regulatory accounting practices, applicable law and supervisory policy, consistently applied, for the periods covered thereby and (as may have been amended and restated or supplemented by Company RAP Statements filed subsequently but prior to the date hereof) fairly present in all material respects the statutory financial position of the Company and the Company Bank, as at the respective dates thereof and the results of operations of the Company and the Company Bank for the respective periods then ended. The Company RAP Statements comply in all material respects with any requirement of law when filed and no material deficiency has been asserted with respect to any Company RAP Statements by the Board or any other governmental authority. The annual statutory balance sheets and income statements included in the Company RAP Statements have been audited, and the Company and the Company Bank have made available to Parent true and complete copies of all audit opinions related thereto. Neither the Company's nor the Company Bank's independent public accountants nor any employee of the Company or the Company Bank has alleged that any of the Company RAP Statements contains any misstatement or other defect which, if true, would cause the representations and warranties contained in this
Section 5.07(h) to be untrue.

         Section 5.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company Regulatory Documents fairly present, in all material respects, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         Section 5.09. Disclosure Documents. (a) The proxy or information statement of the Company to be filed as part of the Registration Statement with the SEC in connection with the Merger (the "COMPANY PROXY STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, and at the time such shareholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.09(a) will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein.

         (b) None of the information provided by the Company for inclusion in the Registration Statement (as defined in Section 6.09(b)) or any amendment or supplement thereto, at the time the Registration Statement or any amendment or supplement becomes effective and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         Section 5.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as disclosed in the Company Disclosure Schedule there has not been:

         (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

         (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

         (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

         (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

         (f) any making of any material loan, advance or capital contributions to or investment in any Person other than (x) loans in the ordinary course of the Company Bank's lending business consistent with past practices and (y) loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries in the ordinary course of business consistent with past practices;

         (g) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries;

         (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (i) any change in any material method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

         (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than, in the case of clause (v), increases granted to employees (other than officers) in the ordinary course of business consistent with past practice;

         (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

         (l) any material Tax election made (other than elections consistent with the Company's and its Subsidiaries' past practice) or changed, any annual tax accounting period changed, any material method of tax accounting adopted or changed, any material amended Tax Returns or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered.

         Section 5.11. No Undisclosed Material Liabilities. Except as set forth in Section 5.11 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, other than:

         (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or in the Company Regulatory Documents filed prior to the date hereof, and

         (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 5.12. Compliance with Laws and Court Orders. Except as set forth in Section 5.12 of the Company Disclosure Schedule, the Company and each of its Subsidiaries is and, since January 1, 2004, has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law (including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws and other laws relating to discriminatory business practices, the applicable provisions of the Sarbanes-Oxley Act (which provisions do not include Section 404), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorist (USA PATRIOT) Act of 2001 and the Bank Secrecy Act), except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 5.13. Litigation. Except as set forth in the Company Regulatory Documents filed prior to the date hereof and except as set forth in Section 5.13 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or the Bank Merger or any of the other transactions contemplated hereby or by the Bank Merger Agreement or (ii) if determined or resolved adversely in accordance with the plaintiff's demands, would (A) involve damages in excess of $1,000,000, (B) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (iv) as of the date hereof, involve the imposition of permanent injunctive relief.

         Section 5.14. Material Contracts.

         (a) Except for those agreements and other documents listed as exhibits to the Company Regulatory Documents, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts the conduct of business or any line of business by the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent or any of its Subsidiaries). Neither the Company nor any of its Subsidiaries is in breach of or default under any material contract, agreement, commitment, understanding, arrangement, lease, insurance policy or other instrument to which the Company or such Subsidiary is a party, by which the Company's or such Subsidiary's respective assets, business, or operations may be bound or affected, or under which the Company's or such Subsidiary's respective assets, business, or operations receives benefits (collectively "MATERIAL CONTRACTS"), and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default, except for such breaches and defaults as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. No other party to any of the Company's or its Subsidiaries' Material Contracts is, to the Company's knowledge, in default in respect of any such Material Contract, the effect of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) Each of the Company's and its Subsidiaries' Material Contracts is valid and binding and in full force and effect and, to the Company's knowledge, enforceable against the other party or parties thereto in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Section 5.14(b) of the Company Disclosure Schedule contains a true, correct and complete list of all the Company's and its Subsidiaries' Material Contracts. The Company has previously made available to Parent true and correct copies of each Material Contract set forth in Section 5.14(b) of the Company Disclosure Schedule.

         Section 5.15. Finders' Fees. Except for Scott & Stringfellow, Inc., a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

         Section 5.16. Opinion of Financial Advisor. The Company has received the opinion of Scott & Stringfellow, Inc., financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's shareholders from a financial point of view.

         Section 5.17. Taxes.

         (a) All income tax and other material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account valid extensions) under all applicable laws, and all such Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

         (b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

         (c) The income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2000 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

         (d) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company's knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax Return.

         (e) During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

         (f) Except as set forth in Section 5.17(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.

         (g) Section 5.17(g) of the Company Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns.

         (h) "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any Person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement). "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. "TAX SHARING AGREEMENTS" means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

         Section 5.18. Employees and Employee Benefit Plans.

         (a) Except as set forth on Section 5.18(a) of the Company Disclosure Schedule, the Company and any ERISA Affiliate do not sponsor or maintain and are not required to contribute to and have not during the preceding five (5) years sponsored, maintained or contributed to an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other employee benefit program or arrangement, including, without limitation, any pension, profit sharing, deferred compensation, retirement, bonus, stock option, stock appreciation right, stock purchase or restricted stock plan, severance or "golden parachute" arrangement, consulting agreement, incentive plan, or any other compensation, perquisite, welfare or fringe benefit plan, program or arrangement providing for benefits for, or for the welfare of, any or all of the current or former employees, leased employees, officers or directors of the Company or any ERISA Affiliate, or the beneficiaries of such persons (such plans, programs and arrangements set forth in Section 5.18(a) of the Company Disclosure Schedule, collectively, the "EMPLOYEE BENEFIT PLANS"). Except as disclosed in Section 5.18(a)(i) of the Company Disclosure Schedule:

                  (i) (A) Each Employee Benefit Plan and any related funding arrangement is in compliance with all applicable requirements of ERISA, the Code, and other applicable laws, and each Employee Benefit Plan has been administered in accordance with its written terms to the extent consistent with such requirements of law; (B) all benefits due and payable under any Employee Benefit Plan have been paid or are in the process of being paid in accordance with the terms of such Employee Benefit Plan; (C) the Company and each ERISA Affiliate have timely made (and at the Effective Time will have timely made) all contributions and/or premiums required to be made to any Employee Benefit Plan; (D) there are no claims (except for claims for benefits in the ordinary course of plan administration), litigation, arbitration, government investigation or audit or other legal proceeding pending or, to the knowledge of the Company or any ERISA Affiliate, threatened against or with respect to any Employee Benefit Plan and, to the knowledge of the Company or any ERISA Affiliate, no facts exist which could give rise to such claims, litigation, arbitration, investigation, audit or other proceeding; (E) all reports, returns, forms, notifications or other disclosure materials required to be filed with any governmental entity or distributed to employees with respect to any Employee Benefit Plan have been timely filed or distributed and are accurate and complete;
         (F) to the knowledge of the Company, no nonexempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred or will occur prior to the Effective Time with respect to any Employee Benefit Plan subject to such rules, or with respect to any parties in interest or fiduciaries with respect to any Employee Benefit Plan in connection with a transaction involving an Employee Benefit Plan; (G) to the knowledge of the Company, no excise taxes or civil penalties are payable or will become payable prior to the Effective Time with respect to any Employee Benefit Plan; (H) neither the Company nor any ERISA Affiliate is subject to any legal obligation to continue any Employee Benefit Plan either before or after the Effective Time, nor would Parent or the Surviving Corporation be subject to any such obligation; and (I) any Employee Benefit Plan may (except as prohibited by applicable law), and without the consent of any employee, beneficiary or other party, be amended in any respect or terminated either before or after the Effective Time.

                  (ii) The Company has previously delivered or made available to the Parent complete copies of each written Employee Benefit Plan; all related summary plan descriptions and/or summaries furnished or made available to employees, officers and directors of the Company or any ERISA Affiliate with respect to programs for which a summary plan description is not required; all related trust agreements or other funding arrangements, including, but not limited to, insurance policies; for the three (3) most recent plan years, all annual reports (5500 series) for each Employee Benefit Plan that have been filed with any governmental agency; all current registration statements or Form S-8 (or any other applicable registration form); and all other material documents relating to any Employee Benefit Plan as may reasonably be requested by the Parent.

                  (iii) (A) Any Employee Benefit Plans which are intended to be qualified under Section 401(a) of the Code (collectively, the "QUALIFIED PLANS") are so qualified; (B) to the knowledge of the Company and any ERISA Affiliate, nothing has occurred that could reasonably be expected to adversely affect the tax-qualified status of the Qualified Plans; (C) the Qualified Plans currently in effect have been amended to comply with all current applicable legislation (including any regulations issued thereunder), and have received a favorable determination letter or are the subject of an opinion letter from the Internal Revenue Service with respect to their tax-qualified status which considers all such current applicable legislation, or are still within a remedial amendment period as announced by the Internal Revenue Service; (D) the Company has delivered to Parent complete copies of the most recent determination and opinion letters previously received and all correspondence relating to the applications for the most recent determination letters with respect to the Qualified Plans currently in effect; and (E) the Company has delivered to Parent documentation relating to the correction of any Qualified Plan defects under any governmental correction program or otherwise.

                  (iv) No Employee Benefit Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and no Employee Benefit Plan is a multiple employer plan under Code Section 413(c) or a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (v) The Company and each ERISA Affiliate do not have any obligation, and have not made any representation, in connection with any medical, death or other welfare benefits for their employees or other service providers after they retire, except to the extent required under the group health plan continuation requirements of Sections 601 through 609 of ERISA, Section 4980B of the Code, or applicable state law.

                  (vi) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation and golden parachute payments) becoming due to any current or former director or employee of the Company or any ERISA Affiliate under any Employee Benefit Plan or otherwise; (B) increase any benefits otherwise payable by the Company or any ERISA Affiliate, (C) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Benefit Plan or otherwise; (D) result in any payments or benefits that are not fully deductible under Sections 162(a)(1), 162(m) and 280G of the Code, as applicable; or (E) result in any violation of Section 409A of the Code.

         (b) Except as set forth in Section 5.18(b) of the Company Disclosure Schedule, there is no:

                  (i) collective bargaining agreement or any other agreement with any labor organization, union, group or association ("LABOR ORGANIZATION") applicable to the employees of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries are a party to or bound (a "CBA");

                  (ii) unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or its Subsidiaries before the National Labor Relations Board or any other federal, state local or foreign agency;

                  (iii) pending or, to the Company's knowledge, threatened or affecting the Company or its Subsidiaries, strike, slowdown, work stoppage, lockout or other collective labor action or dispute by or with respect to any employees of the Company or any Subsidiary;

                  (iv) grievance or unfair dismissal proceeding arising out of any CBA or other grievance procedure pending against the Company or its Subsidiaries;

                  (v) claim, audit, litigation, government investigation, administrative proceeding or arbitration against the Company or any Subsidiary involving any matter related to employment including, but not limited to, claims of discrimination, claims of unpaid wages, claims of violations of the Family and Medical Leave Act, claims of wrongful discharge, claims of unfair labor practices, workers' compensation claims, and claims related to occupational safety and health law;

                  (vi) pending arbitration proceeding arising out of or under any CBA to which the Company or its Subsidiaries are bound or a party;

                  (vii) pending or, to the Company's knowledge, threatened representation question or union or labor organizing activities with respect to employees of the Company or any Subsidiary;

                  (viii) written personnel policy, rule or procedure applicable to employees of the Company or any Subsidiary;

                  (ix) individual employment agreement in any form whatsoever including, but not limited to, any agreement for a term of employment, stock option agreement, stock purchase agreement, bonus agreement, or covenant not to compete; or

                  (x) policy or agreement in any form whatsoever which alters the at-will status of the employees of the Company or any Subsidiary.

         (c) During the past three years, neither the Company nor any of its Subsidiaries have effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiaries; or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or its Subsidiaries; nor has the Company or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law. The employees of the Company or its Subsidiaries have not suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.

         (d) The Company and its Subsidiaries have at all times properly classified each of their respective employees as employees and each of their independent contractors as independent contractors, as applicable.

         (e) The Company and its Subsidiaries have at all times properly classified each of their respective employees as exempt or non-exempt for purposes of the Fair Labor Standards Act.

         (f) The Company and its Subsidiaries have at all times for each of their respective employees properly withheld and paid all applicable taxes and all other withholdings required by law.

         (g) Attached as Section 5.18(g) of the Company Disclosure Schedule is a listing of each employee of the Company and its Subsidiaries along with the employee's 2005 annual salary, 2005 bonus, any other 2005 compensation, and current accrued leave.

         Section 5.19. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

         (a) No notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company or any Subsidiary, is threatened by any governmental entity or other Person, in each case, with respect to any matters relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law.

         (b) The Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws and all Environmental Permits.

         (c) There are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and, to the knowledge of the Company, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

         (d) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company or any Subsidiary has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries that has not been delivered to Parent at least five Business Days prior to the date hereof.

         (e) Neither the Company nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

         (f) For purposes of this Section 5.19, the terms "Company" and "Subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries and for which, by contract, agreement or otherwise, the Company or any of its Subsidiaries is the successor to any liabilities of such predecessor that might arise or have arisen under Environmental Law.

         Section 5.20. Tax Treatment. Neither the Company nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 REORGANIZATION").

         Section 5.21. Derivative Instruments. Neither the Company nor any of its Subsidiaries is party to any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the account of the Company, or for the account of one or more of its Subsidiaries or their customers.

         Section 5.22. Insurance. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices. All of the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries are in full force and effect; the Company and its Subsidiaries are not in default thereunder, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 5.23. Capital; Management; CRA Rating. The Company Bank (i) is "well-capitalized" as that term is defined at 12 C.F.R. ss. 225.2(r)(2)(i), (ii) is "well-managed" as that term is defined at 12 C.F.R. ss. 225.2(s)(1) and (iii) has at least a "satisfactory" rating under the U.S. Community Reinvestment Act (the "CRA").

         Section 5.24. Properties. Except as set forth in Section 5.24 of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has good and marketable title or a valid and enforceable leasehold, as applicable, free and clear of all Liens, to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the Company Balance Sheet as of the Company Balance Sheet Date or acquired after such date, except (i) Liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, provided taxes are paid as and when required under applicable law notwithstanding any such contest (ii) pledges to secure deposits incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not materially impair the use of the respective property as such property is used on the date hereof, and, with respect to all fee-owned property, do not materially impair the fair market value of such property, (iv) for dispositions of or encumbrances on such properties or assets in the ordinary course of business, (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar Liens and encumbrances arising in the ordinary course of business, (vi) Liens securing obligations that are reflected in such consolidated balance sheet, and changes in such obligations in the ordinary course of business since the Company Balance Sheet Date or (vii) the lessor's interest in any such property that is leased. All material leases pursuant to which the Company or any of its Subsidiaries, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and are bona fide, arm's length leases, at rents that constituted market rents as of the respective dates such leases were entered into. Section 5.24 of the Company Disclosure Schedule sets forth a true, correct and complete list of all real properties owned or leased by the Company or any of its Subsidiaries. The Company has made available to Parent copies of all documents creating or evidencing fee or leasehold interests of the Company and its Subsidiaries, including all modifications or amendments thereto.

         Section 5.25. Private Equity Portfolio. The Company has furnished or made available to Parent true and complete information concerning its investments, or investments made by entities managed by it, in private equity, venture capital or similar types of investments. All such investments are owned by the Company, directly or indirectly, free and clear of all Liens and there have been no adverse events or developments with respect to any such investment since the Company Balance Sheet Date, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 5.26. Affiliate Transactions. Except as set forth in Section
5.26 of the Company Disclosure Schedule, the Company Bank is not a party to any agreement, arrangement or understanding (whether oral or written), directly or indirectly (including, without limitation, any purchase, sale, lease, investment, loan, service or management agreement or other transaction), with any "affiliate," as such term is defined in Section 23A of the Federal Reserve Act. All of the Company's agreements, arrangements or understandings with "affiliates" comply with Sections 23A and 23B of the Federal Reserve Act.

         Section 5.27. Antitakeover Statutes; Rights Plans; Appraisal Rights.
(a) The Company has taken all action necessary to exempt the Merger, the Bank Merger and the Transaction Documents and the transactions contemplated hereby and thereby from Sections 13.1 - 725.1, 13.1 - 726 and 13.1 - 728.2 of Virginia Law, and, accordingly, neither such Sections nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws enacted under U.S. state or federal laws apply to the Merger, the Bank Merger or the Transaction Documents or any of the transactions contemplated thereby.

         (b) No shareholder rights plan is, or at the Effective Time will be, applicable to the Merger, the Bank Merger or the Transaction Documents or any of the transactions contemplated thereby.

         Section 5.28. Regulatory Matters.

         (a) Neither the Company nor any of its Subsidiaries is a party or subject to any order, decree, written agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity, in each case that is material to the Company and its Subsidiaries.

         (b) Neither the Company nor any of its Subsidiaries has been advised by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, written agreement, memorandum of understanding, commitment letter, supervisory letter or similar arrangement or submission, in each case that is material to the Company and its Subsidiaries.

         Section 5.29. Certain Loan Matters.

         (a) Except as set forth in Section 5.29(a) of the Company Disclosure Schedule, as of December 31, 2005, the Company Bank is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $100,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other material provisions as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by the Company Bank should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned" or any comparable classifications by the Company Bank in accordance with the Company Bank's policies and procedures.

         (b) Section 5.29(b) of the Company Disclosure Schedule contains the "watch list of loans" ("WATCH LIST") of the Company Bank as of December 31, 2005. To the knowledge of the Company and the Company Bank, there is no loan agreement, note or borrowing arrangement which should be included on the Watch List in accordance with the Company Bank's past practices, but which has not been included on the Watch List.

         (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company Bank has kept complete and accurate books and records in connection with its loan agreements, notes or borrowing arrangements, and there are no oral modifications or amendments related to its loan agreements, notes or borrowing arrangements that are not reflected in the Company Bank's records, no defenses as to the enforcement of any loan agreement, note or borrowing arrangement have been asserted, and there have been no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense.

         (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each loan agreement, note or borrowing arrangement is (i) represented by evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligations of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (e) The Company Bank has maintained the allowance for loan losses at a level which it believes is adequate to absorb reasonably anticipated losses in the loan, in accordance with GAAP and regulatory requirements.

         (f) Except as set forth on Section 5.29(f) of the Company Disclosure Schedule, as of December 31, 2005, neither the Company nor any of its Subsidiaries other than the Company Bank is a party to any written or oral loan or other extension of credit.

         Section 5.30. Intellectual Property.

         (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, all patents and registered trademarks, trade names, service marks and copyrights owned by the Company and/or its Subsidiaries are valid and subsisting.

         (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks, and copyrights ("THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS").

         (c) No claims with respect to (A) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by the Company or any its Subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), (B) any material trade secret owned by the Company or any of its Subsidiaries, or (C) to the knowledge of the Company, Third-Party Intellectual Property Rights licensed to the Company or any of its Subsidiaries, are currently pending or are threatened in writing by any Person.

         (d) To the knowledge of the Company, there are no valid grounds for any bona fide claims (A) to the effect that the sale or licensing of any product as now sold or licensed by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret of any other Person,
(B) against the use by the Company or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted, (C) challenging the ownership or validity of any Company Intellectual Property Rights or other material trade secret owned by the Company, or (D) challenging the license or right to use any Third-Party Intellectual Rights by the Company or any of its Subsidiaries.

         (e) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any Person, including any employee or former employee of the Company or any of its Subsidiaries.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as set forth in the disclosure schedule delivered by Parent to the Company on or prior to the date hereof (the "PARENT DISCLOSURE SCHEDULE"), Parent represents and warrants to the Company that:

         Section 6.01. Corporate Existence and Power. Parent is duly incorporated as a corporation, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is duly registered as a bank holding company under the BHC Act. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore made available to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect.

         Section 6.02. Corporate Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly and validly approved by the Board of Directors of Parent, and no other corporate action on the part of Parent is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Parent.

         (a) The execution, delivery and performance of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Parent Bank. The Board of Directors of Parent Bank have declared the transactions contemplated by the Bank Merger Agreement to be advisable and have directed that the Bank Merger Agreement and the transactions contemplated thereby be submitted to Parent as Parent Bank's sole stockholder for approval and, except for the approval of the Bank Merger Agreement by Parent as Parent Bank's sole stockholder, no other corporate proceedings on the part of Parent Bank are necessary to approve the Bank Merger Agreement and to consummate the transactions contemplated thereby. The Bank Merger Agreement constitutes a valid and binding obligation of Parent Bank.

         Section 6.03. Governmental Authorization. The execution, delivery and performance by Parent of this Agreement, by the Parent Bank of the Bank Merger Agreement, the consummation by Parent of the transactions contemplated hereby and the consummation by the Parent Bank of the transactions contemplated by the Bank Merger Agreement, require no action by or in respect of, or filing with any Governmental Entity or any third party other than (i) (A) the filing of articles of merger with respect to the Merger with the State Corporation Commission of Virginia and MSDAT, (B) the issuance by the State Corporation Commission of Virginia of a Certificate of Merger, (C) the filing of an application to acquire the Company with, and the approval of such application by, the State Corporation Commission of Virginia, (D) the filing with and approval of the Bank Merger Agreement, and the issuance of a Certificate of Merger, by the Commissioner of Financial Regulation of Maryland, and the filing of the Bank Merger Agreement and such Certificate of Merger with the MSDAT, (E) the filing with the State Corporation Commission of Virginia of a copy of the filing with the FDIC under the Bank Merger Act with respect to the Bank Merger, and the approval of the Bank Merger by the State Corporation Commission of Virginia, (F) application to, and the approval of, the Commissioner of Financial Regulation of Maryland for the affiliation of the Subsidiary(ies) of the Company (other than Company Bank) and the Subsidiary(ies) of Company Bank with the Subsidiaries of Parent that are Maryland state banks and (G) the filing of appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, (iv) the notices required by, the filing with and approval of the Board under Section 3 of the BHC Act, with respect to the Merger, (v) the notices required by, the filing with and approval of the FDIC under the Bank Merger Act, with respect to the Bank Merger, and (vi) any other filings and approvals required by the banking authorities of the State of Maryland or the Commonwealth of Virginia or any other state or the District of Columbia with respect to the Merger or the Bank Merger (the filings and approvals set forth in clauses (i) through (vi), the "PARENT REQUIRED FILINGS AND APPROVALS" and together with the Company Required Filings and Approvals, the "REQUIRED FILINGS AND APPROVALS"), and any other actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 6.04. Non-contravention. (a) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby and the execution, delivery and performance by the Parent Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Parent Bank, (ii) assuming compliance with the matters referred to in Section 6.03, contravene, conflict with or result in a violation or breach of any provision of any law, (iii) assuming compliance with the matters referred to in Section 6.03 require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         (b) As of the date hereof, Parent knows of no reason why the opinion of Parent tax counsel referred to in Section 10.02(d) should not be obtained on a timely basis.

         Section 6.05. Capitalization. (a) The authorized capital stock of Parent consists of (i) 130,000,000 authorized shares of Parent Stock par value $2.00 per share and (ii) 2,000,000 authorized shares of Parent Preferred Stock without par value. As of March 21, 2006, there were outstanding 123,305,002 shares of Parent Stock and zero shares of Parent Preferred Stock and employee stock options to purchase an aggregate of 2,606,716 shares of Parent Stock (of which options to purchase an aggregate of 1,908,521 shares of Parent Stock were exercisable). Parent has also issued rights pursuant to the Stockholder Protection Rights Agreement, dated as of June 8, 1999 between Parent and Mercantile-Safe Deposit and Trust Company as Rights Agent ("PARENT RIGHTS AGREEMENT"). The shares of Parent Stock issued in connection with the Merger or upon the exercise of Company Options converted into options to acquire shares of Parent Stock shall be issued with attached rights in accordance with the Parent Rights Agreement. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable.

         (b) As of the date of this Agreement, except as set forth in this
Section 6.05 and for changes since March 21, 2006 resulting from the exercise of stock options or the grant of stock based compensation to directors or employees, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. As of the date of this Agreement, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above.

         (c) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

         Section 6.06. Subsidiaries. (a) Each Subsidiary of Parent is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate or other powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Each Subsidiary of Parent is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent. All material Subsidiaries of Parent and their respective jurisdictions of incorporation are identified in the Parent 10-K.

         (b) Except as set forth on Section 6.06(b) of the Parent Disclosure Schedule, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries or
(ii) options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or
(ii) above.

         Section 6.07. SEC Filings and the Sarbanes-Oxley Act. Parent has made available to the Company (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2003, 2004 and 2005, (ii) its proxy or information statements relating to meetings of or actions taken without a meeting by Parent's stockholders held since December 31, 2005, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2005 (the documents referred to in this Section 6.07(a), collectively, the "PARENT SEC DOCUMENTS").

         (b) As of its filing date, each Parent SEC Document complied, and each such Parent SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

         (c) As of its filing date, each Parent SEC Document filed pursuant to the 1934 Act did not, and each such Parent SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (e) Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Parent's principal executive officer and principal financial officer to material information required to be included in Parent's periodic reports required under the 1934 Act.

         (f) Parent and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Parent's financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Parent's auditors and audit committee (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Parent has made available to the Company a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2005.

         (g) Parent has not since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. All outstanding extensions of credit, if any, were at the time they were made and continue to be permitted and in compliance with the provisions of Regulation O, 12 C.F.R. Part 215.

         (h) Since January 1, 2003, Parent and each of the Parent Banking Subsidiaries has timely filed all required annual and quarterly statements and other documents (including exhibits and all other information incorporated therein) required to be filed with EDS, the banking agencies' electronic collection agent (collectively, the "PARENT RAP STATEMENTS"). The Parent RAP Statements, including the method for determining Parent's and the Parent Banking Subsidiaries' provision for loan and lease losses, are and have been prepared in conformity with regulatory accounting practices, applicable law and supervisory policy, consistently applied, for the periods covered thereby and (as may have been amended and restated or supplemented by Parent RAP Statements filed subsequently but prior to the date hereof) fairly present in all material respects the statutory financial position of Parent and the Parent Banking Subsidiaries, as at the respective dates thereof and the results of operations of Parent and the Parent Banking Subsidiaries for the respective periods then ended. The Parent RAP Statements comply in all material respects with any requirement of law when filed and no material deficiency has been asserted with respect to any Parent RAP Statements by the FDIC or any other governmental authority. The annual statutory balance sheets and income statements included in the Parent RAP Statements have been audited, and the Parent has made available to the Company true and complete copies of all audit opinions related thereto. Neither Parent's or the Parent Banking Subsidiaries' independent public accountants nor any employee of the Parent or the Parent Banking Subsidiaries' has alleged that any of the Parent RAP Statements contains any misstatement or other defect which, if true, would cause the representations and warranties contained in this Section 6.07(h) to be untrue.

         Section 6.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         Section 6.09. Disclosure Documents. (a) None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time the shareholders vote on adoption of this Agreement and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Registration Statement of Parent to be filed with the SEC with respect to the offering of Parent Stock in connection with the Merger (the "REGISTRATION STATEMENT") and any amendments or supplements thereto, when filed, will comply as to form in all material respects with the requirements of the 1933 Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations and warranties contained in this Section 6.09 will not apply to statements or omissions in the Registration Statement or any amendment or supplement thereto based upon information furnished to Parent by the Company specifically for use therein.

         Section 6.10. Absence of Certain Changes. Since the Parent Balance Sheet Date, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and, except as disclosed to the Company and as disclosed in the Parent SEC Documents filed prior to the date hereof, there has not been:

         (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent other than Parent's normal quarterly dividend, as such dividend may be increased in the ordinary course, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries; and

         (c) any change in any material method of accounting or accounting practice by Parent or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act.

         Section 6.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than:

         (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto or in the Parent SEC Documents filed prior to the date hereof; and

         (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 6.12. Compliance with Laws and Court Orders. Parent and each of its Subsidiaries is and, since January 1, 2004, has been in compliance with, and to the knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law (including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws and other laws relating to discriminatory business practices, the Sarbanes-Oxley Act (including Section 404 thereof), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorist (USA PATRIOT) Act of 2001 and the Bank Secrecy Act), except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 6.13. Litigation. Except as set forth in the Parent SEC Documents prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of Parent or any of its Subsidiaries or any other Person for whom Parent or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 6.14. Finders' Fees. Except for Sandler O'Neill & Partners, L.P., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 6.15. Tax Treatment. Neither Parent nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.

         Section 6.16. Regulatory Matters.

         (a) Neither Parent nor any of the Parent Banking Subsidiaries is a party or subject to any order, decree, written agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity, in each case that is material to Parent.

         (b) Neither Parent nor any of the Parent Banking Subsidiaries has been advised by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, written agreement, memorandum of understanding, commitment letter, supervisory letter or similar arrangement or submission, in each case that is material to Parent.

         Section 6.17. Financing. Parent has available on hand, or will have at Closing, sufficient cash and cash equivalents to pay the aggregate cash portion of the Merger Consideration pursuant to Article 3 of this Agreement. Parent has reserved a sufficient number of shares of Parent Stock in order to fulfill its obligations hereunder.

                                   ARTICLE 7
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         Section 7.01. Conduct of the Company. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

         (a) the Company shall not adopt or propose any change to its articles of incorporation or bylaws;

         (b) the Company shall not split, combine, subdivide, or reclassify its outstanding Company Shares; (i) declare, set aside or pay any dividend of cash, stock or property in respect of the Company Shares; or (ii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or permit any of its Subsidiaries to do so, except in connection with the surrender of Company Shares in payment of the exercise price of Company Options outstanding on the date hereof;

         (c) the Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge or otherwise encumber any shares of its capital stock, or any securities convertible into or exchangeable or exercisable for, shares of its capital stock, except in connection with the issuance of Company Shares upon the exercise of Company Options outstanding on the date hereof and in connection with the sale of Company Shares pursuant to the Company KSOP;

         (d) the Company shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

         (e) the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material subsidiary or any material amount of assets, securities or property except (i) pursuant to existing contracts or commitments made available to Parent prior to the date hereof and (ii) in the ordinary course consistent with past practice;

         (f) the Company shall not, and shall not permit any of its Subsidiaries to, take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

         (g) the Company shall not (i) grant any severance or termination pay to (or amend any such existing arrangement with) any director, officer or employee of the Company, other than severance payments in accordance with Section 9.10(a) hereof or retention payments in accordance with Section 9.10(d) hereof, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) increase any benefits payable under any severance or termination pay policies or employment agreements, (iv) permit any director, officer or employee who is not already a party to an agreement or a participant in a plan providing benefits upon or following a change in control to become a party to any such agreement or a participant in any such plan, or (v) amend the terms of any employee or director stock options or other stock based awards, or
(vi) increase (or amend the terms of) any other employee benefit plan, program or arrangement of any type for directors, officers or employees of the Company;

         (h) the Company shall not, and shall not permit any of its Subsidiaries to, enter into a new line of business;

         (i) the Company shall not, and shall not permit any of its Subsidiaries to, make any new loans or other extensions of credit to any borrower which would exceed $5,000,000, individually or in the aggregate with respect to such borrower, without providing reasonable prior notice thereof to Parent; provided, that the Company may renew any existing loans or extensions of credit in excess of such amounts if the terms of such renewals are no less favorable to the Company than the existing terms of such loans or extensions of credit;

         (j) the Company shall not, and shall not permit any of its Subsidiaries to, offer to any third party the sale of any loan participation unless the Company or such Subsidiary shall have first offered Parent the right to participate in such sale and Parent shall not have accepted such participation within 5 days of such offer;

         (k) the Company shall not, and shall not permit any of its Subsidiaries to, make any capital expenditures, other than those contained in the Company's annual budget, in an amount in excess of $100,000; and

         (l) the Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         Section 7.02. Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Plan of Merger. Subject to Section 7.03(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Plan of Merger by the Company's shareholders. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, use reasonable best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement (which shall be filed as part of the Registration Statement) and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the necessary approvals by its shareholders of this Agreement, the Plan of Merger and the transactions contemplated hereby, subject to Section 7.03(b) and (iii) otherwise comply with all legal requirements applicable to such meeting. Unless this Agreement has been terminated in accordance with the terms of Article 11, this Agreement and the Plan of Merger shall be submitted to the Company's shareholders at the Company Shareholder Meeting whether or not the Board of Directors of the Company determines at any time that this Agreement or the Merger is no longer advisable and recommends that the shareholders of the Company reject it.

         Section 7.03. No Solicitation; Other Offers. (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal,
(ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (iv) enter into any agreement with respect to an Acquisition Proposal.

         (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any Third Party that, subject to the Company's compliance with Section 7.03(a), has made a bona fide Acquisition Proposal that the Board of Directors of the Company reasonably believes will lead to a Superior Proposal, (ii) furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to Parent) with terms no less favorable to the Company than those contained in the Confidentiality Agreement and/or (iii) following receipt of such Acquisition Proposal, fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its shareholders referred to in Section 7.02 hereof; but in each case referred to in the foregoing clauses (i) through (iii) only if the Board of Directors of the Company determines in good faith by a majority vote, after consultation with outside legal counsel to the Company, that taking such action is in the best interests of the Company and its shareholders and that such action is necessary to comply with its fiduciary duties under Virginia Law. Nothing contained herein shall prevent the Board of Directors of the Company from complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal.

         (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iii) of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to advise Parent after taking such action. In addition, the Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

         "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding Company Shares on terms that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company's shareholders than as provided hereunder and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

         Section 7.04. Tax Matters. (a) Neither the Company nor any of its Subsidiaries shall make (other than consistent with the Company's and its Subsidiaries' past practice) or change any material Tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any material closing agreement, surrender any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of materially increasing the Tax liability or reducing any Tax asset of the Company or any of its Subsidiaries.

         (b) To the extent required by GAAP, the Company and each of its Subsidiaries shall establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for all material Taxes of the Company or its Subsidiaries due with respect to any period or portion thereof ending prior to or as of the Effective Time.

         (c) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred by the Company in connection with and due before the Merger (including any real property transfer tax and any similar Tax) shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax returns and other documentation due before the Merger with respect to all such Taxes and fees, and, if required by applicable law, the Company shall, and shall cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

                                   ARTICLE 8
                               COVENANTS OF PARENT

         Parent agrees that:

         Section 8.01. Conduct of Parent. From the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

         (a) Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

         Section 8.02. Director and Officer Liability.

         (a) For six years after the Effective Time, Parent shall indemnify and hold harmless the present and former officers and directors of the Company (each an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Virginia Law or any other applicable laws or provided under the Company's articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

         (b) For six years after the Effective Time, Parent shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that, in satisfying its obligation under this Section 8.02(b), Parent shall not be obligated to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Parent prior to the date hereof.

         (c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 8.02.

         (d) The rights of each Indemnified Person under this Section 8.02 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, or under Virginia Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

         Section 8.03. Registration Statement. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement and shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger.

         Section 8.04. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Stock to be issued in connection with the Merger to be approved for quotation on the NASDAQ National Market, subject to official notice of issuance.

         Section 8.05. Appointment of Directors. Effective as of the effective time of the Bank Merger, Parent shall cause the Board of Directors of Parent Bank to be expanded by two members and shall take all necessary actions to appoint the Bank Directors to fill the vacancies created by such increase. In connection with the annual meeting of the Parent Bank next following the effective time of the Bank Merger, Parent shall vote all of its shares of voting equity securities of the Parent Bank in favor of the Bank Directors to serve for the term for directors specified in the Parent Bank's organizational documents. The term "BANK DIRECTORS" means the individuals designated by mutual agreement of Parent and the Company to become members of the Board of Directors of the Parent Bank as of the effective time of the Bank Merger pursuant to this Section 8.05.

         Section 8.06. Trust Preferred Securities. Parent acknowledges that the Company Subsidiary Trusts hold subordinated debentures issued by Company and have issued preferred securities which are intended to be "qualified trust preferred securities" as defined in applicable regulatory capital guidelines, or which are eligible for such treatment as grandfathered trust preferred securities. Parent agrees that at the Effective Time, it shall expressly assume all of Company's obligations under the indentures relating to such subordinated debentures (including, without limitation, being substituted for Company) and execute any and all documents, instruments and agreements, including any supplemental indentures, guarantees, or declarations of trust required by said indentures, the subordinated debentures or the trust preferred securities issued by the Company Subsidiary Trusts, or as may reasonably be requested by the trustees thereunder, and thereafter shall perform all of the Company's obligations with respect to the subordinated debentures and the trust preferred securities issued by the Company Subsidiary Trusts (the "TRUST PREFERRED ASSUMPTION"). Parent acknowledges and agrees that Company makes no representation about the ability of Parent to treat all or any portion of the trust preferred securities of the Company Subsidiary Trusts as Tier 1 or Tier 2 capital following the Effective Time.

                                   ARTICLE 9
                       COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

         Section 9.01. Best Efforts. (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Entity or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Entity or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement.

         (b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act, if applicable, with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

         Section 9.02. Certain Filings. (a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and
(iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         (b) The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and the other applications for regulatory approval to be filed by Parent or Parent Bank (subject to applicable laws relating to the exchange of information by the parties and the preservation of any applicable attorney-client privilege), and Parent and its counsel shall be given a reasonable opportunity to review and comment on the Company Proxy Statement, in each case each time before either such document (or any amendment thereto) is filed with the SEC or other regulatory authority and reasonable and good faith consideration shall be given to any comments made by such party and its counsel. Each of Parent and the Company shall provide the other party and its counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Company Proxy Statement or the Registration Statement, as applicable, and from the applicable regulatory authorities with respect to other Required Filings and Approvals, promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the SEC or regulatory authority.

         Section 9.03. Public Announcements. Parent and the Company shall mutually agree as to the form of press release to be issued with respect to this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby, and the form of analyst materials to be used in connection therewith. Parent and the Company shall consult with each other before issuing any other press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement, the Bank Merger Agreement or the transactions contemplated hereby and thereby and, except as may be required by applicable law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference or conference call before such consultation.

         Section 9.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Parent, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Parent, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 9.05. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement, the Company and Parent shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (ii) furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

         Section 9.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Bank Merger Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or the Bank Merger Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 5.12, 5.13, 5.17, 5.18, 5.19, 5.20, 5.28, 6.12, 6.13, or 6.16 as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement.

         Section 9.07. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Parent and the Company shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of such party or
(iii) later lawfully acquired by such party from sources other than the other party; provided that each of Parent and the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such party informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Each of Parent and the Company shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of Parent and the Company shall, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, that it or its Affiliates obtained, or that were obtained on their behalf, from the other party in connection with this Agreement and that are subject to such confidence.

         Section 9.08. Tax-free Reorganization. (a) Prior to the Effective Time, each of Parent and the Company shall use its best efforts to cause the Merger to qualify as a 368 Reorganization, and shall not take any action reasonably likely to cause the Merger not so to qualify. Parent shall not take any action after the Effective Time that could cause the Merger not to qualify as a 368 Reorganization.

         (b) Each of Parent and the Company shall use its best efforts to obtain the opinions referred to in Sections 10.02(d) and 10.03(b).

         Section 9.09. Affiliates. Within 30 days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the 1933 Act. The Company shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit C hereto.

         Section 9.10. Employees.

         (a) Following the Effective Time, all employees of the Company and its Subsidiaries (the "COMPANY EMPLOYEES") shall be eligible to participate in employee benefit plans of Parent or its Subsidiaries in which similarly situated employees of Parent or its Subsidiaries participate, to the same extent that similarly situated employees of Parent or its Subsidiaries participate; provided, however, that Parent may instead continue the Employee Benefit Plans for the benefit of such employees or provide such employees with participation in the employee benefit plans of Parent or its Subsidiaries on a basis that is no less favorable to such employees than those Employee Benefit Plans in which they participated immediately prior to the Effective Time (it being understood that inclusion of Company Employees in Parent's employee benefit plans may occur at different times with respect to different plans). Following the Effective Time, the Company Employees, upon executing an appropriate release in the form reasonably determined by Parent, shall be eligible to receive upon involuntary termination, if such termination occurs within one year after the Effective Time, severance benefits substantially upon the terms set forth in Section 9.10(a) of the Parent Disclosure Schedule.

         (b) With respect to each Parent plan for which length of service is taken into account for any purpose, service with the Company or any of its Subsidiaries shall be treated as service with Parent for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of defined benefit pension benefits); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Parent plan shall waive pre-existing condition limitations to the same extent waived or to the extent that they do not apply under the applicable Company plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent plan.

         (c) As of the Effective Time, Parent shall assume and honor and shall cause the appropriate Subsidiaries of Parent to assume and to honor in accordance with their terms all employment agreements, copies of which have been provided to Parent. Parent acknowledges and agrees that the Merger will constitute a "change in control" of the Company for all purposes under such agreements. Not in limitation of the foregoing, Parent acknowledges and agrees that the Merger will result in, and agrees that it shall pay at the Effective Time, the change in control payment set forth in the Company's existing employment agreement with Richard I. Linhart, if the Effective Time occurs prior to April 30, 2007 (notwithstanding the prior expiration of such agreement).

         (d) Parent and Company agree that, prior to the Effective Time, the Company in consultation with and subject to the approval of Parent, may adopt a retention plan (the "RETENTION PLAN") which may include a retention pool of not more than $200,000. The design or beneficiaries of such Retention Plan shall be determined by mutual agreement between Parent and Company.

         Section 9.11. Bank Merger Agreement.

         (a) Immediately after the execution and delivery of the Bank Merger Agreement, (i) Parent shall approve the Bank Merger Agreement as the sole stockholder of Parent Bank and (ii) the Company shall approve the Bank Merger Agreement as the sole shareholder of the Company Bank.

         (b) The Company and Parent may revise the sequence of events or other procedural matters relating to the consummation of the Merger and the Bank Merger in such manner as they may reasonably determine will best facilitate consummation of the Merger and the Bank Merger; provided, that any action taken pursuant to this Section shall not (i) alter or change the kind or amount of consideration to be issued to the holders of the Company Shares as provided for in this Agreement, (ii) adversely affect the tax consequences of the Merger to the holders of the Company Shares or (iii) otherwise cause any closing condition not to be capable of being fulfilled (unless duly waived by the party entitled to the benefits thereof).

         Section 9.12. Company Options. As soon as reasonably practicable after the Effective Time, Parent shall deliver to holders of Company Options which have been converted into options to acquire Parent Stock in accordance with the provisions of Section 3.05 hereof, a notice setting forth a statement of the modified terms thereof. Promptly after the Effective Time, Parent shall file a registration statement on Form S-8, or on such other form as may be appropriate, with respect to the shares of Parent Stock subject to such options, and shall use its reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as such options remain outstanding.

         Section 9.13. Prohibited Purchases or Sales. Neither Parent, the Company or the Company Subsidiary shall purchase or sell on the NASDAQ National Market, or submit a bid to purchase or an offer to sell on the NASDAQ National Market, directly or indirectly, any shares of Parent Stock or any options, warrants, rights or other securities convertible into or exchangeable for shares of Parent Stock during the 10 consecutive trading days immediately preceding the Determination Date; provided that the foregoing restriction shall not be applicable to (i) purchases or sales of Parent Stock held by Parent or any Subsidiary of Parent in trust, managed, custodial or nominee accounts and the like, or held by mutual funds, (ii) shares acquired in respect of debts previously contracted, (iii) purchases of Parent Stock to fund Parent's obligations under its dividend reinvestment plan or its employee stock purchase plan in accordance with past practice or (iv) purchases or sales of Parent Stock to satisfy Parent's tax withholding obligations with respect to grants of restricted stock to employees.

                                   ARTICLE 10
                            CONDITIONS TO THE MERGER

         Section 10.01. Conditions to Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) this Agreement and the Plan of Merger shall have been approved and adopted by the shareholders of the Company in accordance with Virginia Law;

         (b) no applicable law and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

         (c) any applicable waiting period under the HSR Act, the BHC Act, the Bank Merger Act or any Virginia or Maryland state law relating to the Merger shall have expired or been terminated;

         (d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

         (e) the shares of Parent Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market, subject to official notice of issuance; and

         (f) all actions or approvals by or in respect of, or filings with, any Governmental Entity required to permit the consummation of the Merger, including the Required Filings and Approvals, shall have been taken, obtained or made.

         Section 10.02. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier time, in which case such representations and warranties shall be true as of such earlier time), and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier time, in which case such representations and warranties shall be true as of such earlier time) and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

         (b) there shall not have been instituted or pending any action or proceeding (or any investigation or other inquiry that might result in such action or proceeding) by any Governmental Entity or by any other Person, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or the Bank Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger or the Bank Merger, (ii) seeking to restrain or prohibit Parent's (x) ability to exercise full rights of ownership of any shares of the Parent Bank or any of its Subsidiaries or Affiliates following the Effective Time or the effective time of the Bank Merger on all matters properly presented to the Parent Bank's stockholders, or (y) operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, (iii) seeking to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or (iv) that otherwise, in the reasonable judgment of Parent, is likely to have a Material Adverse Effect on the Company or Parent;

         (c) there shall not have been any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger or the Bank Merger, by any court or Governmental Entity other than the application of the waiting period provisions of the HSR Act, the BHC Act or the Bank Merger Act to the Merger or the Bank Merger, that, in the reasonable judgment of Parent, is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

         (d) Parent shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be for federal income tax purposes a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits D and E hereto;

         (e) the Company shall have delivered to Parent a certification dated not more than 30 days prior to the Effective Time and signed by the Company to the effect that the Company is not, nor has it been within five years of the date of the certification, a "United States real property holding corporation" as defined in Section 897 of the Code;

         (f) after the date hereof, there shall have been no enforcement action under Section 8 of the FDIA, memorandum of understanding, written agreement, supervisory letter, or any other action or determination of any governmental agency or department relating to the status or conduct of the Company or any of its Subsidiaries that, in the reasonable good faith opinion of the Board of Directors of Parent, adversely affects in any material manner the anticipated economic benefits to Parent of the transactions contemplated hereby;

         (g) no Required Filing or Approval shall have imposed a condition or restriction on any approval that would have or would reasonably be expected to have, after the Effective Time, a Material Adverse Effect on the Parent or the Parent Bank and its respective Subsidiaries, taken as a whole;

         (h) no event, occurrence, revelation, development or state of circumstances or facts that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company shall have occurred and be continuing as of the Effective Time; and

         (i) the Company shall have obtained all opinions, certificates and other documents required to be obtained by it and shall have executed and delivered, subject to the effectiveness of the Merger, all supplemental and amended documents required to be executed by the Company to effect the Trust Preferred Assumption;

         (j) Dissenters' Shares shall constitute not more than 10% of the outstanding Company Shares; and

         (k) each of the Employment Agreements shall be in full force and effect, without any amendment thereto, as of the Effective Time.

         Section 10.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) the Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier time, in which case such representations and warranties shall be true as of such earlier time), and (y) that are not qualified by materiality or Material Adverse Effect shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties speak as of an earlier time, in which case such representations and warranties shall be true as of such earlier time) and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect;

         (b) the Company shall have received an opinion of Kennedy & Baris, L.L.P. in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be for federal income tax purposes a reorganization qualifying under the provisions of
Section 368(a) of the Code and that each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibit D and E hereto; and

         (c) Parent shall have executed and delivered, subject to the effectiveness of the Merger, all supplemental and amended documents required to be executed by Parent to effect the Trust Preferred Assumption.

                                   ARTICLE 11
                                   TERMINATION

         Section 11.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

         (a)      by mutual written agreement of the Company and Parent;

         (b)      by either the Company or Parent, if:

                  (i) the Merger has not been consummated on or before the date that is eight months after the date of this Agreement (the "END DATE"); provided that the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

                  (ii) (A) there shall be any law that makes consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

                  (iii) this Agreement and the Plan of Merger shall not have been approved and adopted in accordance with the VSCA by the Company's shareholders at the Company Shareholder Meeting (or any adjournment thereof);

         (c)      by Parent if:

                  (i) as permitted by Section 7.03(b)(iii), the Board of Directors of the Company shall have failed to make or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Plan of Merger;

                  (ii) the Company shall have entered into, or publicly announced its intention to enter into, a definitive agreement or an agreement in principle with respect to a Superior Proposal; or

                  (iii) (A) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date or (B) the Company shall have willfully and materially breached its obligations under Sections
                           7.02 and 7.03; or

(d)      by the Company, if:

         (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a written agreement concerning a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 12.04(b) in accordance with the terms, and at the times, specified therein, and provided, further, that, in the case of any termination by the Company, (A) the Company notifies Parent, in writing and at least 72 hours prior to such termination, promptly of its intention to terminate this Agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal, attaching the most current version of such agreement (or a description of all material terms and conditions thereof), and (B) Parent does not make, within 72 hours of receipt of such written notification, an offer that is at least as favorable to the shareholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such 72-hour period; or

         (ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date.

         (iii)    during the three-day period following the Determination Date:

                           (1) the Average Closing Price shall be less than the
                  product of 0.85 and the Starting Price; and

                           (2) (a) the number obtained by dividing the Average
                  Closing Price by the Starting Price (such number being referred to herein as the "PARENT RATIO") shall be less than
                  (b) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the date of this Agreement and subtracting 0.15 from such quotient (such number being referred to herein as the "INDEX RATIO"), subject to the following provisions of this Section 11.01(d)(iii). If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice of such election to Parent. During the three-day period (the "DECISION PERIOD") commencing with its receipt of such notice, Parent may elect to pay, as additional Merger Consideration in accordance with Article 3, to each holder of Company Shares that, after the application of
         Section 3.03, are converted into the right to receive Parent Stock as provided in Article 3, additional shares of Parent Stock and/or cash in an amount per each such Company Share equal to the Top-Up Amount. The Top-Up Amount shall be paid (A) in shares of Parent Stock valued for this purpose at the Average Closing Price; provided that Parent shall not be required to issue in excess of 2,500,000 shares of Parent Stock in the aggregate as Merger Consideration (including any shares issued as Top-Up Amount) and (B) to the extent any Top-Up Amount is not paid pursuant to clause (A) above, such remaining Top-Up Amount shall be paid in cash; provided further that the portion of the Top-Up Amount paid in cash shall not be an amount that would cause the failure of the conditions set forth in Section 10.02(d) and Section 10.03(b) hereof and, in the event this limitation prevents Parent from fully paying the Top-Up Amount, the Company shall be entitled to terminate this Agreement in accordance with this Section 11.01(d)(iii) notwithstanding any election by Parent to pay the Top-Up Amount. All payments of Top-Up Amounts, if any, shall be made as payments of additional Merger Consideration as provided in accordance with Article 3 but shall not, for the avoidance of doubt, be subject to Section 3.03.

         The "TOP-UP AMOUNT" shall be the number obtained by multiplying (A) the Average Closing Price by (B) the excess of the Imputed Exchange Ratio over the Exchange Ratio.

         The "IMPUTED EXCHANGE RATIO" shall equal the lesser of:

         (x) the number obtained by dividing (A) the product of the Starting Price multiplied by the Exchange Ratio multiplied by 0.85 by (B) the Average Closing Price; and

         (y) the number obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio by (B) the Parent Ratio.

         If Parent makes such election within the Decision Period, it shall give prompt written notice to the Company of such election and the Top-Up Amount, whereupon the Company shall have no right to terminate the Agreement pursuant to this Section 11.01(d)(iii) and this Agreement shall remain in full force and effect in accordance with its terms.

         If, during the period between the date of this Agreement and the Determination Date, any change in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the "Starting Price" shall be appropriately adjusted to account for such change for the purposes of this Section 11.01(d)(iii).

         For purposes of this Section 11.01(d)(iii), the following terms shall have the meanings indicated below:

         "AVERAGE CLOSING PRICE" means the average of the last reported sale prices per share of Parent Stock as reported on the NASDAQ/NMS (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually agreed upon by Parent and the Company) for the 10 consecutive trading days immediately preceding the Determination Date.

         "DETERMINATION DATE" means the date which is the seventh calendar day immediately prior to the Closing Date, or if such calendar day is not a trading day, the trading day immediately preceding such calendar day.

         "INDEX PRICE" means, on a given date, the closing price of the NASDAQ Bank Index.

         "NASDAQ/NMS" means the NASDAQ Stock Market's National Market.

         "STARTING PRICE" means $38.95.

         The party desiring to terminate this Agreement pursuant to this Section
11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other party.

         Section 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect without liability of any party (or any shareholder, stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 11.02 and Sections 9.07, 12.04, 12.07, 12.08 and
12.09 shall survive any termination hereof pursuant to Section 11.01.

                                   ARTICLE 12
                                  MISCELLANEOUS

         Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given.

         if to Parent, to:

                  Mercantile Bankshares Corporation
                  2 Hopkins Plaza, 20th Floor
                  Baltimore, MD 21201
                  Attention: Gordon M Cooley, Deputy General Counsel Facsimile No.: (410) 230-9236

         with a copy (which shall not constitute notice) to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attention:  George R. Bason, Jr.
                  Facsimile No.: (212) 450-3800
         if to the Company, to:

                  James Monroe Bancorp, Inc.
                  3033 Wilson Blvd.
                  Arlington, VA   22201
                  Attention: John R. Maxwell
                  Facsimile No.: 703-524-8101

         with a copy (which shall not constitute notice) to:

                  Kennedy & Baris, L.L.P.
                  4701 Sangamore Road, Suite P-15
                  Bethesda, Maryland  20816
                  Attention: Noel M. Gruber, Esquire
                  Facsimile No.: 301.229.2443

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

         Section 12.02. Survival of Representations and Warranties. The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Sections 8.02 and 8.05.

         Section 12.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of the Plan of Merger by the shareholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Company Shares.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 12.04. Expenses. (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay Parent (by wire transfer of immediately available funds), if, pursuant to (i) below, simultaneously with the occurrence of such Payment Event or, if pursuant to (ii) below, within two Business Days following such Payment Event, a fee of $5,000,000.

         "PAYMENT EVENT" means (i) the termination of this Agreement pursuant to Sections 11.01(c)(i), 11.01(c)(ii), 11.01(c)(iii)(B) or 11.01(d)(i); or (ii) the
termination of this Agreement pursuant to Sections 11.01(b)(i) or 11.01(b)(iii) but, in the case of this clause (ii) only if (x) prior to such termination, an Acquisition Proposal shall have been publicly proposed (other than by Parent or any of its Affiliates) or a Third Party has publicly announced its intention to make an Acquisition Proposal or such Acquisition Proposal or intention has otherwise become widely known to the Company's shareholders and (y) within 12 months following the date of such termination: (A) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party; (B) a Third Party, directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; (C) a Third Party, directly or indirectly, acquires more than 50% of the outstanding Company Shares; or (D) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding Company Shares or an extraordinary dividend relating to more than 50% of such outstanding shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole (or in any of clauses (A) through (D) the Company or any of its Subsidiaries shall have entered into a definitive agreement providing for such action).

         (c) The Company acknowledges that the agreements contained in this
Section 12.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 12.04, it shall also pay any costs and expenses incurred by Parent in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount.

         Section 12.05. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 8.02, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 8.02 and Section 8.05, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, provided that no such transfer or assignment may change the form or amount of consideration to be received by holders of Company Shares, or shall change the intended tax consequences to holders of Company Shares who receive Parent Stock in connection with the Merger and provided further, that any such transfer or assignment shall not relieve Parent of its obligations hereunder.

         Section 12.06. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement. The parties acknowledge and agree that the inclusion of an item in a Disclosure Schedule as an exception to a representation shall not be deemed an admission by a party that such item was required to be disclosed therein.

         Section 12.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflicts of law rules of such state, except that the Merger and the Plan of Merger shall be governed by the laws of the Commonwealth of Virginia and the State of Maryland.

         Section 12.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Maryland or any Maryland state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

         Section 12.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 12.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

         Section 12.11. Entire Agreement. This Agreement and the Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         Section 12.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 12.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Maryland or any Maryland state court, in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   MERCANTILE BANKSHARES
                                     CORPORATION


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   JAMES MONROE BANCORP, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: